CONFIDENTIAL TREATMENT REQUESTED

Exhibit 10.9.3

Amendment #2

To

Amended and Restated Master Services Agreement

This Amendment (“Amendment”) effective May 25, 2011 (“Amendment Effective Date”) is between Synacor, Inc. (“Synacor”) and Charter Communications Operating, LLC on behalf of its affiliates and subsidiaries (“Client”) under which the parties hereto mutually agree to modify and amend the Synacor Amended and Restated Master Services Agreement, dated April, 2010 (including the exhibits, schedules and amendments thereto, the “Agreement”). All terms defined herein shall be applicable solely to this Amendment. Any capitalized terms used herein, which are defined in the Agreement and not otherwise defined herein, shall have the meanings ascribed to them in the Agreement. To the extent any provision herein conflicts with a provision of the Agreement, the provision in this Amendment shall be controlling as it relates to the services provided under this Amendment only.

1. Definitions:

(a)	“Programmer” means a provider of Programmer Content, and specifically under this Amendment, [*]

(b)	“Programmer Content” means video programming accessible online only by authenticated users, and any logos, trademarks, service marks, metadata, or other materials owned and/or made available by a Programmer. Programmer Content shall be considered Client Materials for the purpose of Client’s indemnification obligations under the Agreement.

2. Entitlement Service: Client desires to provide its subscribers the opportunity to access, and view Programmer Content online. Synacor agrees to provide an authentication and entitlement service which, with data provided by Client and the respective Programmer, will authenticate and enable authorized users to access applicable Programmer Content. Such authentication and entitlement service is described in further detail below in Section 5 (the “Entitlement Services”).

3. Determination of launch dates: The parties shall work together to determine target dates for the Entitlement Service to first become operational with regard to each Programmer (the “Launch Date”) on the Client Branded Portal and/or the Programmer’s website. Client agrees not to commit to a Launch Date for any Channel with any Programmer without obtaining Synacor’s advance input and approval (not to be unreasonably withheld or delayed).

4. Client Responsibilities:

(a)	Rights to Programmers’ Content- Client shall ensure that it has all rights and licenses necessary in and to the Programmers’ Content (a) to allow Synacor to perform its obligations under this Amendment, (b) to allow Client’s subscribers to access, view, or obtain such Programmer’s Content through Client’s website(s) and, if agreed between Client and Programmer, through Programmer’s website, and (c) to utilize or allow Synacor to utilize all embedded players and other third

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CONFIDENTIAL TREATMENT REQUESTED

party products or services necessary to display the Programmer Content as contemplated by this Amendment. In the event Charter is unable to obtain the aforementioned rights and/or licenses, any obligations or rights under this Addendum related to such unauthorized/unlicensed activity shall cease.

(b)	Authentication Data- Client shall accurately maintain data that identities which end users are authorized to access Programmer Content online because of their subscription to the relevant television channel or otherwise and provide Synacor continuous access to such data. Client will not, at any time, authorize access to the Programmer Content by any end users who are not entitled to such access.

(c)	Parental Controls Data- Client will deliver data that identifies which end users are authorized to access certain Programmer Content online because of their assigned parental control settings. If end user has not established settings, the default settings shall be: NC-17 and TV-MA for Head of Household users and PG-13 and TV -14 for Child accounts.

(d)	Test accounts- Client shall provide mutually agreed upon Test Accounts upon Synacor’s request to enable Synacor to effectively test (in test and production environments) all software releases related to the Entitlement Services.

(e)	For the limited purposes of authentication and authorization, the Client will supply appropriate APIs or interfaces to integrate with Synacor’s entitlement system platform. Synacor shall not use such APIs or interfaces for any other purpose, unless otherwise authorized by Client.

5. The Entitlement Service and Synacor Responsibilities:

(a)	Synacor will develop Client Branded Portal pages for [*] and [*] including sub pages, as needed. Pages shall change (banners and thumbnail icons) based on the user state (entitled, not entitled, not logged in).

(b)	The Entitlement Service will ingest metadata and thumbnails to support the User experience on the Client Branded Portal, and make such data available via APIs as needed by Client.

(c)	Synacor will include Programmer Content on other areas of the site as mutually agreed by the parties (for example, the main TV page, etc.)

(d)	The Entitlement Service will act as identity provider (IdP) to Charter.net and the Programmers’ web sites authenticating users based on a username, password, or other identification criteria provided to users by Client.

(e)	Synacor will provide a login page to support the above-described authentication process, branded as desired by the Client.

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CONFIDENTIAL TREATMENT REQUESTED

(f)	Synacor will provide login pages to support the above-described authentication process that are optimized for mobile devices and branded as desired by the Client.

(g)	Synacor will support login as directed by Client, which as of the Amendment Effective Date is through Client credentials only, either charter.net or My Account.

(h)	Synacor will answer authorization queries regarding content and services to which an authenticated user is entitled based on their current active subscription with Client.

(i)	Synacor will provide to the Programmers authentication and authorization information related to both individual user accounts and the household account as needed.

(j)	Synacor will provide to the Programmers a Secure response and globally unique identifier for the user so that the appropriate settings can be applied as needed. Synacor will ensure the username and password are protected by having them entered in the Client login page only. The individual user will be identified to the Programmer as a machine generated globally unique identifier and can remain anonymous. Except as described in the following sentence, no personally identifying information shall be passed. However, the Programmer can offer login accounts on their website, ask the user for information, and tie the authenticated session to this Programmer-controlled user account. Signing up for such an account would be at the discretion of the user, but is not required.

(k)	Synacor will integrate with Client backend systems for both authentication (username/password/zip code) and authorization (billing codes and/or channel line-ups) to verify relevant subscription information.

(l)	Synacor will provide additional user data to the Programmers, such as parental control settings, as authorized by Client.

(m)	Synacor will cache data from the Client systems as desired by Client to reduce load on Client backend systems.

(n)	Synacor will provide a rules engine to support additional flexibility in the authorization communication between Client and the Programmers.

(o)	Synacor will provide a search feature that is capable of search across multiple Programmers or a single Programmer, and search by Genre is currently on the roadmap for the [*]

(p)	Synacor will provide daily, weekly and monthly reporting metrics for the Programmer Content displayed on the Client Branded Portal for: total page views, total titles viewed, unique users, total number of authentications, total number of authentication failures.

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CONFIDENTIAL TREATMENT REQUESTED

(q)	Synacor will support Phase 1 implementation on Client Branded Portal with the following user experience:

(i)	User is logged in and authenticated

(ii)	User clicks on a thumbnail for Programmer Content such as [*]

(iii)	A new window opens displaying the appropriate Programmer’s player. The player is cued up and ready to play [*]

(iv)	No additional login is needed.

(r)	Synacor will support Phase 2 implementation on Client Branded Portal with the following user experience:

(i)	User is logged in and entitled through Charter credentials

(ii)	User clicks on a thumbnail for [*]

(iii)	[*] begins playing on the charter.net page, utilizing an embedded Programmer-provided player.

(iv)	A new window is not opened.

(v)	No additional login is needed.

(s)	In the case of an embedded player, Synacor will present the player on the Client Branded Portal, keeping intact video quality, copyright protection, DRM or other security signal/metadata/other requirements put in place by the Programmers, as established by Client and such Programmers.

(t)	Synacor will pass through any additional requirements from the Programmers which are functions included in the Programmer’s player such as restrictions on permitted devices, number of concurrent streams, etc. as established by Client and the Programmers. If any Programmer’s additional requirements necessitate integration or other services to be performed by Synacor, such services shall not be considered part of Synacor’s standard offering, and may be subject to additional fees provided that in such event, the terms of such further development/integration/services shall be subject to mutual agreement by the parties.

6. Limitations:

(a)

Absent actions or inactions of Synacor impacting any of the following, Synacor will not be responsible/liable for (a) the quality, or substance of Programmer Content as provided to Synacor via an embedded player; (b) Client’s or any Programmer’s negligence, acts or omissions; (c) communications or technical

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failures outside of Synacor’s control; or (d) availability of Programmer Content not hosted by Synacor.

(b)	Client acknowledges and agrees that Synacor may be prohibited from integrating Programmer Content from certain Programmers or from providing the Entitlement Services related to certain Programmer Content without such Programmer’s prior consent. Synacor shall not be liable for any delays resulting from failure of a Programmer to provide such consent.

(c)	Client acknowledges and agrees that the Entitlements Service, and the fee associated therewith, does not include Synacor providing access to content on the Client Branded Portal that is not television based video. Any other video, premium, or other content that the Client would like Synacor to include on the portal will be governed by the rest of the Agreement or a separate amendment as necessary, and may be subject to a separate fee as mutually agreed by the parties.

7. Entitlement Services Term and Termination:

(a)	Entitlement Services Term- This Amendment shall commence as of the Amendment Effective Date and the Entitlement Services shall continue thereafter under the terms and conditions of this Amendment for a period of [*] (“Entitlement Services Term”).

(b)	Client’s Request to Remove Individual Programmers- Client shall have the right to have Synacor fully disable and remove the Client’s integration of Synacor’s entitlement system with a given Programmer upon [*] notice to Synacor, provided that Synacor shall disable navigation to content within [*].

(c)	Synacor’s right to Remove Individual Programmers- Synacor shall have the right to disable any integration with any Programmer’s Content upon prior notice to Client: (i) if Synacor reasonably believes the distribution of such Content would result in the violation of third party intellectual property rights; or (ii) in the event a Programmer ceases to produce or distribute such Content, or (iii) if an agreement between Synacor and a Programmer, that gave Synacor the right to integrate with any Programmer’s Content, expires or terminates, or (iv) if Synacor’s right to integrate such Programmer Content otherwise ceases. In each case, Synacor will give Client as much notice as is reasonably practical in such circumstances, which sets forth in detail such reasonable basis.

(d)	Effects of termination- Upon any expiration or termination of this Amendment or the Agreement, all rights and obligations of the Parties shall cease, except that provisions which by their nature extend beyond such expiration or termination, shall survive expiration or termination of this Amendment and the Agreement.

8. SLAs: Client understands and agrees that the SLA set forth in Schedule F of the Agreement shall not apply to the Entitlement Services.

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9. Entitlement Services Fees: Client shall pay Synacor a one-time fee of [*] related to integration of the Entitlement Services. Additionally, Client will pay Synacor [*] for the Entitlement Services as set forth herein throughout the Entitlement Services Term, [*]

10. Banner Video Advertising: The parties hereby agree that the terms and conditions set forth in Amendment #1 to the Agreement dated October 1, 2010, including pricing for video ad inventory or display ad inventory utilizing video, will continue through the initial Renewal Term.

11. Scope of Amendment: This Amendment supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Amendment and all past dealing or industry custom. This Amendment shall be integrated in and form part of the Agreement upon execution. All terms and conditions of the Agreement shall remain unchanged except as expressly modified in this Amendment; and the terms of the Agreement, as modified by this Amendment, are hereby ratified and confirmed. Where the terms of the Agreement conflict with those of this Amendment, however, the terms of this Amendment shall control. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

SYNACOR, INC.		Charter Communications Operating, LLC By: Charter Communications, Inc., its Manager

By:	/s/ Sheldon M. Schenkler	By:	/s/ Rich DiGeronimo

Name:	Sheldon M. Schenkler	Name:	Rich DiGeronimo

Title:	Corporate Controller	Title:	SVP, Product and Strategy

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